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                                                                 EXHIBIT 10(ii)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in Pre-Effective Amendment No. 2 to the Registration Statement on Form N-4 of A.G. Separate Account A, formerly AGA Separate Account A and WNL Separate Account A,(File No. 333-70801) of our report dated February 5, 1997 on our audit of the financial statements and financial statement schedule of Western National Life Insurance Company. We also consent to the reference to our firm under the caption "Experts".

                                        /s/ PricewaterhouseCoopers LLP
                                        PricewaterhouseCoopers LLP

Houston, Texas
July 16, 1999